Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195020) and on Form F-3 (No. 333-204586) of Nord Anglia Education, Inc. of our report dated November 29, 2016, except for Note 29(i) as to which the date is June 9, 2017, relating to the financial statements, which appears in this Form 20-F/A.

/s/PricewaterhouseCoopers
Hong Kong

June 9, 2017

PricewaterhouseCoopers 22/F Prince’s Building, Central, Hong Kong

T +852 2289 8888, F +852 2810 9888, www.pwchk.com